UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 8, 2004

(Date of earliest event reported): (December 2, 2004)

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2004, at a regularly scheduled meeting, the Board of Directors of D&E amended D&E’s By-Laws to provide for certain requirements currently set forth in its Amended and Restated Articles of Incorporation, including such items as indemnification of officers and directors, proposed business to be transacted at a meeting of shareholders and the powers and nomination procedure for directors. In addition, among other things, the revised By-Laws (1) authorize the position of chief executive officer, (2) permit the amendment of the By-Laws by the majority vote of the directors then in office and (3) provide the board of directors the power to declare vacant the office of a director (i) who has been judicially declared of unsound mind; (ii) who has been convicted of an offense punishable by imprisonment for a term of more than one year; (iii) who, within 60 days after notice of his selection, does not accept the office either in writing or by attending a meeting of the board of directors; or (iv) for any other proper cause.

The amendments to the following sections of the By-Laws shall not be fully operative unless and until D&E’s shareholders adopt amendments to D&E’s Amended and Restated Articles of Incorporation removing inconsistent provisions: Section 2.1.2 (maximum number of directors); Section 2.1.5 (vacancies on the Board of Directors may be filled by the majority vote of the directors then in office); and Section 8 (a majority of the directors may amend the Bylaws).

A copy of the By-Laws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

3.1 Amended By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC.

	By:	/s/ Garth Sprecher
Date: December 8, 2004		Garth Sprecher Senior Vice President and Secretary